UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 14, 2012

EMTEC, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-32789	87-0273300
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11 Diamond Road, Springfield, NJ 07081
(Address of principal executive offices)   (Zip Code)

(973) 376-4242
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            Entry into a Material Definitive Agreement

Third Amendment to Loan Documents

On December 14, 2012, Emtec, Inc., a Delaware corporation (the “Registrant”), and the Registrant’s direct and indirect domestic subsidiaries Emtec, Inc., a New Jersey corporation, Emtec Viasub LLC, a Delaware limited liability company, Emtec Federal, Inc., a New Jersey corporation, Emtec Global Services LLC, a Delaware limited liability company, Luceo, Inc., an Illinois corporation, eBusiness Application Solutions, Inc., a New Jersey corporation, Aveeva, Inc., a Delaware corporation, Secure Data, Inc., a Delaware corporation, Emtec Infrastructure Services Corporation, a Delaware corporation, KOAN-IT (US) Corp., a Delaware corporation, Covelix, Inc., a Delaware corporation, Dinero Solutions, LLC, a Georgia limited liability company, Gnuco, LLC (d/b/a Emerging Solutions LLC), a Delaware limited liability company and Emtec Infrastructure Canada Corporation, a Canadian corporation (collectively, the “Companies”), entered into a Third Amendment to Loan Documents (the “Third Amendment”) with PNC Bank, National Association, a national banking association, in its capacity as agent (“PNC”), and each of the lenders party thereto, pursuant to which PNC has agreed to make certain amendments to that certain Revolving Credit and Security Agreement, dated December 30, 2011, among the Companies and PNC (the “Loan Agreement”). The modifications provided for in the Third Amendment, among other things, (1) amend the definition of “Formula Amount” to reduce the percentage of outstanding trade letters of credit for inventory purchases used to calculate amounts available for borrowing under the Loan Agreement, (2) amend the definition of “EBITDA” for fiscal quarters ended on or prior to August 31, 2012 to add back intangible asset impairment charges and goodwill impairment charges relating to acquisitions not to exceed $10,000,000 in the aggregate, (3) change the point in time with respect to which the covenant relating to earn out payments is calculated and (4) provide the consent of PNC and the lenders to a release of a security interest in certain receivables.

Item 9.01            Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Third Amendment and Joinder to Loan Documents by and among the Companies and PNC, as lender and agent, dated December 14, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 17, 2012	EMTEC, INC.

	By:	/s/ Gregory P. Chandler

Name: Gregory P. Chandler
Title: Chief Financial Officer